Exhibit 99.1

VBI Vaccines Announces Closing of $6.29 Million Private Placement

CAMBRIDGE, MA (August 18, 2015) – VBI Vaccines (Nasdaq: VBIV) (“VBI”), a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets, today announced that it has closed a private placement financing led by new investor, RTW Investments, together with existing investors, ARCH Ventures Partners and Perceptive Advisors.

Under the terms of the financing, VBI sold an aggregate of 3,000,000 shares of its common stock at an average price of $2.0952 per share for total gross proceeds of approximately $6.29 million.

“The private placement will help strengthen VBI’s balance sheet as we further our mission of innovative vaccine formulation and development of safe and effective prophylactic and therapeutic vaccines,” said Jeff Baxter, VBI’s President and CEO. “We are very excited for VBI’s future prospects and we are grateful to our new and existing investors for their support.” VBI intends to use the net proceeds of the private placement for working capital and general corporate purposes, including the continued development of its vaccine pipeline.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. VBI has agreed to file a registration statement with the SEC covering the resale of the restricted shares purchased in the private placement.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://ir.vbivaccines.com/

Company Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	1

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com	2